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PROXY                    GENERAL MICROWAVE CORPORATION
                            5500 NEW HORIZONS BLVD.
                              AMITYVILLE, NY 11701
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the notice of the Special Meeting of Shareholders of General Microwave Corporation, a New York Corporation (the "Corporation"), to be held on January 5, 1999, at 10:00 A.M., local time ("Special Meeting") at General Microwave Corporation, 5500 New Horizons Boulevard, Amityville, New York 11701, and the Joint Proxy Statement/Prospectus in connection therewith, and (2) appoints Sherman A. Rinkel, Mitchell M. Tuckman, Arnold H. Levine and Michael I. Stolzar as proxies, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock in the corporation which the undersigned is entitled to vote as of November 17, 1998, the record date, at the Special Meeting or any adjournment thereof, upon the matter referred to below, and upon any and all other matters which properly may be brought before the meeting.

The Board of Directors unanimously recommends a vote "FOR" Proposal 1.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

[X] PLEASE MARK YOUR VOTES AS INDICATED

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 21, 1998, BY AND AMONG GENERAL MICROWAVE CORPORATION, ELEVEN GENERAL MICROWAVE CORPORATION SHAREHOLDERS, GMC ACQUISITION CORPORATION AND HERLEY INDUSTRIES, INC., AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                      (Continued and to be signed and dated on the reverse side)
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(Continued from other side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this Proxy will be voted FOR item 1.

                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, or as executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                    Signature

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                    Signature if held jointly


                    Dated:                                              , 199
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